EXHIBIT 5

                            [MCGUIREWOODS LETTERHEAD]

MRU Holdings, Inc.
1114 Avenue of the Americas
30th Floor
New York, New York 10036

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for MRU Holdings, Inc., a Delaware corporation (the "Corporation"), in connection with the Corporation's Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 5,000,000 shares of the Corporation's common stock, $.001 par value ("Common Stock"), that may be issued pursuant to the 2004 Incentive Plan (the "Plan").

In connection with the foregoing, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering this opinion. This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement. The only opinion rendered by us consists of those matters set forth in the fifth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws. Based on the foregoing, it is our opinion that, when issued in accordance with the terms and provisions of the Plan, the 5,000,000 shares of Common Stock covered by the Registration Statement will be legally and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ McGuireWoods LLP